Exhibit 99.1

Institutional Investor and Juggernaut Capital Founder John Shulman Joins Wrap Technologies Board of Directors

Shulman’s appointment strengthens Wrap’s mission to expand its non-lethal technology ecosystem across state and federal law enforcement, military, corporate, and private security markets.

MIAMI, FL – October 27, 2025 – Wrap Technologies, Inc. (NASDAQ: WRAP) (“Wrap” or the “Company”), a global leader in non-lethal tools, training and policies, today announced the expansion of its Board of Directors to six (6) members and the appointment of John D. Shulman, Founder and Managing Partner of Juggernaut Capital Partners (“JCP”), to serve as a member of the Company’s Board. John was part of the original outside investor group and continues to increase his exposure.

In connection with this appointment, the Company also announced that Jerry Ratigan, who served as Chief Financial Officer, Principal Accounting Officer, and Principal Financial Officer, has mutually agreed with the Company to separate from those roles, effective October 24, 2025.

The Board has appointed Scot Cohen, Wrap’s Chief Executive Officer, to resume the roles of Principal Financial Officer and Principal Accounting Officer, effective immediately—positions he previously held.

John Shulman Brings Decades of Financial Leadership and Growth Expertise

John D. Shulman is the Founder and Managing Partner of JCP, a private equity firm with over $1 billion in assets under management, which he established in 2009. He leads JCP’s Investment Committee and has more than 25 years of experience in private investments across the consumer, healthcare, pharmaceutical, and business services sectors.

Before founding JCP, Mr. Shulman served as a Managing Director at Allied Capital Corporation from 2001 to 2009, where he was a member of both the Management and Investment Committees.

Mr. Shulman currently serves on the Boards of Foundation Consumer Brands, Kemper Sports Management, PLEZi Nutrition, and ZOA Energy, LLC. He holds a B.S. in Finance from the University of Virginia’s McIntire School of Commerce and attended the London School of Economics.

Driving Wrap’s Next Phase of Innovation and Market Expansion

“John is a self-made financial operator who has built a multi-billion-dollar investment platform from the ground up,” said Scot Cohen, Chief Executive Officer of Wrap. “I’ve watched him create billions in returns for his shareholders over the past decade. We believe his financial discipline, sound judgment, and ability to unite people across government and business will be invaluable as we scale Wrap’s non-lethal technology ecosystem globally. John has been a substantial investor in Wrap for years, and we’re honored to have him join us and help us achieve our goal of leading the next era of innovation and growth.”

Mr. Shulman’s appointment reinforces Wrap’s strategic vision to redefine the future of non-lethal technology, training, and policy integration. The Company’s expanding product ecosystem includes the BolaWrap® 150 device, Wrap Reality™ VR training, and UAS drone interdiction solutions for both law enforcement and military applications.

As Wrap continues to strengthen its leadership team and expand its technology portfolio, the Company believes it is positioned to unlock significant opportunities across both public safety and the growing private security market, where demand for safer, more accountable solutions continues to rise.

About Wrap Technologies, Inc.

Wrap Technologies, Inc. (Nasdaq: WRAP) a global leader in innovative public safety technologies and non-lethal tools, delivering cutting-edge technology with exceptional people to address the complex, modern day challenges facing public safety organizations.

Wrap’s complete public safety portfolio includes the non-lethal BolaWrap 150 device, WrapReality™ immersive training platform, WrapVision™ body-worn camera system, WrapTactics™ training programs, and next-generation CUAS solutions like PAN-DA and the 1KC Kinetic Anti-Drone Cassette, all of which supports the Company’s mission to provide safer, scalable, and cost-effective technologies for public safety, defense, and critical infrastructure markets. Wrap’s BolaWrap® 150 solution leads in pre-escalation intended to provide law enforcement with a safer choice for nearly every phase of a critical incident. This innovative, patented device deploys a multi-sensory, cognitive disruption that leverages sight, sound and sensation to expand the pre-escalation period and gives officers the advantage and critical time to manage non-compliant subjects before resorting to higher-force options. The BolaWrap 150 is not pain-based compliance. It does not shoot, strike, shock, or incapacitate, instead, it helps officers strategically operate pre-escalation on the force continuum, reducing the risk of injury to both officers and subjects. Used by over 1,000 agencies across the U.S. and in 60 countries, BolaWrap® is backed by training certified by the International Association of Directors of Law Enforcement Standards and Training (IADLEST), reinforcing Wrap’s commitment to public safety through cutting-edge technology and expert training.

Wrap Reality™ VR is a fully immersive training simulator to enhance decision-making under pressure.

As a comprehensive public safety training platform, it provides first responders with realistic, interactive scenarios that reflect the evolving challenges of modern law enforcement. By offering a growing library of real-world situations, Wrap Reality™ is intended to equip officers with the skills and confidence to navigate high-stakes encounters effectively, which we believe leads to safer outcomes for both responders and the communities they serve.

WrapVision is an all-new body-worn camera and evidence management system built for efficiency.

Designed for efficiency, security, and transparency to meet the rigorous demands of modern law enforcement, WrapVision captures, stores, and helps manage digital evidence, ensuring operational security, regulatory compliance, and enhanced video picture quality and field of view.

The WrapVision camera, powered by IONODES, boasts streamlined cloud integration and final North American assembly, with a critical made-in-America roadmap projected for early 2026. This track helps ensure data integrity and helps eliminate critical concerns over unauthorized access or foreign surveillance risks.

Trademark Information

Wrap, the Wrap logo, BolaWrap®, Wrap Reality™ and Wrap Training Academy are trademarks of Wrap Technologies, Inc., some of which are registered in the U.S. and abroad. All other trade names used herein are either trademarks or registered trademarks of the respective holders.

Cautionary Note on Forward-Looking Statements – Safe Harbor Statement

This release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “anticipate,” “should”, “believe”, “target”, “project”, “goals”, “estimate”, “potential”, “predict”, “may”, “will”, “could”, “intend”, and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Moreover, forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company’s control. The Company’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: the Company’s ability to maintain compliance with the Nasdaq Capital Market’s listing standards; the Company’s ability to successfully implement training programs for the use of its products; the Company’s ability to manufacture and produce products for its customers; the Company’s ability to develop sales for its products; the market acceptance of existing and future products; the availability of funding to continue to finance operations; the complexity, expense and time associated with sales to law enforcement and government entities; the lengthy evaluation and sales cycle for the Company’s product solutions; product defects; litigation risks from alleged product-related injuries; risks of government regulations; the business impact of health crises or outbreaks of disease, such as epidemics or pandemics; the impact resulting from geopolitical conflicts and any resulting sanctions; the ability to obtain export licenses for counties outside of the United States; the ability to obtain patents and defend intellectual property against competitors; the impact of competitive products and solutions; and the Company’s ability to maintain and enhance its brand, as well as other risk factors mentioned in the Company’s most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other Securities and Exchange Commission filings. These forward-looking statements are made as of the date of this release and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Relations Contact:

(800) 583-2652

ir@wrap.com